Exhibit 21

SUBSIDIARIES OF MONEYGRAM INTERNATIONAL, INC.

Ferrum Trust (Delaware)

Hematite Trust (Delaware)

MIL Overseas Limited (United Kingdom)

MIL Overseas Nigeria Limited (Nigeria)

MoneyGram Foundation, Inc. (Texas)

MoneyGram France, S.A. (France)

MoneyGram India Private Ltd. (India)

MoneyGram International Holdings Limited (United Kingdom)

MoneyGram International Limited (Jordan)

MoneyGram International Limited (United Kingdom)

MoneyGram International Payment Systems, Inc. (Delaware)

MoneyGram International Pte. Ltd (Singapore)

MoneyGram Mexico S.A. de C.V.

MoneyGram of New York LLC (Delaware)

MoneyGram Overseas (Pty) Limited South Africa (South Africa)

MoneyGram Payment Systems Belgium N.V. (Belgium)

MoneyGram Payment Systems Canada, Inc. (Vancouver, BC)

MoneyGram Payment Systems, Inc. (Delaware)

MoneyGram Payment Systems Ireland Limited (Ireland)

MoneyGram Payment Systems Italy S.r.l. (Italy)

MoneyGram Payment Systems Netherlands B.V. Netherlands

MoneyGram Payment Systems Spain, S.A. (Spain)

MoneyGram Payment Systems Worldwide, Inc. (Delaware)

PT MoneyGram Payment Systems Indonesia

PropertyBridge, Inc. (Delaware)

Travelers Express Co. (P.R.), Inc. (Puerto Rico)

Tsavorite Trust (Delaware)